Exhibit 99.1

SS Innovations Reports First Quarter 2026 Financial Results

Record quarterly revenue driven by strong growth in SSi Mantra installations and procedures

Fort Lauderdale, FL – May 13, 2026 – SS Innovations International, Inc. (the “Company” or “SS Innovations”) (Nasdaq: SSII), a developer of innovative surgical robotic technologies dedicated to making robotic surgery affordable and accessible to a global population, today announced unaudited financial results for the three months ended March 31, 2026. The Company also filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, with the Securities and Exchange Commission on May 13, 2026.

First Quarter 2026 Overview

●	Revenue increased 116.8% to $11.1 million from $5.1 million in the first quarter of 2025.

●	Gross margin expanded to 48.0% from 21.2% in the first quarter of 2025.

●	Gross profit rose 390.0% to $5.3 million from $1.1 million in the first quarter of 2025.

●	Net loss of $3.6 million, or $(0.02) per diluted share, compared to a net loss of $5.7 million, or $(0.03) per diluted share, in the first quarter of 2025.

●	SSi Mantra surgical robotic system installations totaled 26, up 73.3% from 15 installations in the first quarter of 2025.

As of March 31, 2026

●	Long-term debt of $0.

●	Cash and cash equivalents totaled $16.0 million, excluding restricted cash.

●	SSi Mantra cumulative installed base totaled 194 across eleven countries and cumulative surgeries reached 9,744, including 157 telesurgeries, 482 cardiac procedures and 161 pediatric surgeries.

CEO Commentary

Dr. Sudhir Srivastava, Chairman of the Board and Chief Executive Officer of SS Innovations, commented, “In the first quarter of 2026 we reported record quarterly revenue of $11.1 million, up 117% year over year, driven by robust growth in SSi Mantra installations and procedures. Strong adoption by hospitals and physicians reflects the SSi Mantra’s cutting-edge surgical robotic technology, differentiated features, user friendliness, training capabilities, and cost efficiency. Among other developments in the quarter, we received regulatory approval for the SSi Mantra for multiple indications in Sri Lanka and Kenya and for telesurgery in Indonesia and the Philippines. We also successfully completed a private placement in March 2026 that provided SS Innovations with approximately $18.6 million in gross proceeds to fuel growth initiatives.”

Dr. Srivastava continued, “Looking ahead, we aim to fortify our position as a leader in the substantial Indian market, expand our global footprint in underserved countries, and secure entry into the United States and European Union markets. We expect the U.S. Food and Drug Administration to complete its review of our 510(k) premarket notification for the SSi Mantra this year. Separately, we continue along the pathway towards a European Union CE marking certification for the SSi Mantra, which we believe we can also obtain in 2026. We are very excited about the growth runway ahead and remain steadfast in our commitment to democratizing access to advanced surgical robotic care.”

Select Business Highlights in First Quarter 2025

●	In January 2026, the Company received regulatory approval for the SSi Mantra from the National Medicines Regulatory Authority (“NMRA”) in Sri Lanka and from the Pharmacy and Poisons Board (“PPB”) in Kenya.

●	On March 9, 2026, the Company announced the completion of a private placement of its common stock, generating approximately $18.6 million in gross proceeds before deducting offering expenses, to support growth initiatives. In the offering, the Company offered and sold a total of 5,774,839 shares of common stock consisting of: an aggregate of 1,300,006 shares of common stock at an average price of $4.00 per share to certain of the Company’s directors and executive officers, or a total of approximately $5.2 million; and an aggregate of 4,474,833 shares of common stock at $3.00 per share, or approximately $13.4 million cumulatively, to non-affiliate investors.

●	On March 18, 2026, the Company announced that the SSi Mantra surgical robotic system received approval for telesurgeries in Indonesia and the Philippines.

Revenue Breakdown and Summary of Installations / Surgeries

Category	Q1 2025	Q1 2026	Variance	Percentage
System sales	$4,502,482	$9,575,370	$5,072,888	112.7%
Instrument sales	477,208	1,151,228	674,020	141.2%
Warranty sales	122,504	357,686	235,182	192.0%
Lease income	18,416	17,082	(1,334)	(7.2)%
Total revenue	$5,120,610	$11,101,366	$5,980,756	116.8%

SSi Mantra installations	15	26	11	73.3%
Cumulative installed base[1]	78	194	116	148.7%

SSi Mantra surgeries	787	1,859	1,072	136.2%
Cumulative surgeries[1]	3,568	9,744	6,176	173.1%

[1]	at period end

About SS Innovations

SS Innovations International, Inc. (Nasdaq: SSII) develops innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger segment of the global population. The Company’s product range includes its proprietary “SSi Mantra” surgical robotic system and its comprehensive suite of “SSi Mudra” surgical instruments, which support a variety of robotic surgical procedures including cardiac surgery. An American company headquartered in India, SS Innovations plans to expand the global presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions. Visit the Company’s website at ssinnovations.com or LinkedIn for more information and updates.

About the SSi Mantra

The SSi Mantra surgical robotic system is a user-friendly, modular, multi-arm system with advanced technology features, including: 3 to 5 modular robotic arms, an open-faced ergonomic surgeon command center, a large 3D 4K monitor, a touch panel monitor for all patient related information display, a virtual real-time image of the robotic patient side arm carts, and the ability for superimposition of 3D models of diagnostic imaging. The optional SSi MantrAsana Tele Surgeon Console is a portable, compact alternative to the SSi Mantra’s standard surgeon command center that provides equivalent control functionality while enabling enhanced portability, ergonomic flexibility, and telesurgery capability. The SSi Mantra utilizes over 40 different types of robotic endo-surgical instruments to support different specialties, including cardiac surgery, and 5mm instruments for the pediatric population and ENT surgeries. A vision cart provides the table-side team with the same magnified 3D 4K view as the surgeon to provide better safety and efficiency. The SSi Mantra has been clinically validated in India in more than 170 different types of surgical procedures.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations’ future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Investor Contact:

The Equity Group

Kalle Ahl, CFA

T: (303) 953-9878

kahl@theequitygroup.com

Devin Sullivan, Managing Director

T: (212) 836-9608

dsullivan@theequitygroup.com

Media Contact:

RooneyPartners LLC

Kate Barrette

T: (212) 223-0561

kbarrette@rooneypartners.com

SS INNOVATIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of
	March 31, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$15,979,714	$3,206,406
Restricted cash	7,631,336	5,937,650
Accounts receivable, net	14,054,376	12,398,542
Inventory	17,066,091	17,064,002
Prepaids and other current assets	11,530,000	10,166,823
Total Current Assets	66,261,517	48,773,423

Property, plant, and equipment, net	8,831,423	9,100,546
Right of use asset, net	2,499,490	2,754,020
Deferred tax assets, net	805,750	533,727
Accounts receivable, net-non current	7,265,911	8,566,654
Restricted cash- non current	394,630	458,964
Prepaids and other non current assets	4,488,168	4,038,883
Total Assets	$90,546,889	$74,226,217

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Bank overdraft facility	$11,156,147	$11,442,948
Current portion of operating lease liabilities	576,237	579,169
Accounts payable	4,403,170	5,127,193
Deferred revenue	3,582,631	3,266,686
Accrued expenses & other current liabilities	6,326,818	5,825,702
Total Current Liabilities	26,045,003	26,241,698

Operating lease liabilities, less current portion	2,086,534	2,337,697
Deferred Revenue- non current	7,501,283	7,139,807
Other non current liabilities	390,656	288,764
Total Liabilities	$36,023,476	$36,007,966
Commitments and contingencies
Stockholders’ equity:

Preferred stock, authorized 5,000,000 shares of Series A, Non-Convertible Preferred Stock, $0.0001 par value per share; 1,000 shares issued and outstanding as of March 31, 2026, and December 31, 2025	1	1
Common stock, 250,000,000 shares authorized, $0.0001 par value, 200,131,535 shares and 194,165,141 shares issued and outstanding as of March 31, 2026 and December 31, 2025 respectively	20,013	19,416
Accumulated other comprehensive income (loss)	(3,573,137)	(2,022,660)
Additional paid in capital	116,549,124	95,111,511
Capital reserve	899,917	899,917
Accumulated deficit	(59,372,505)	(55,789,934)
Total stockholders’ equity	54,523,413	38,218,251
Total liabilities and stockholders’ equity	$90,546,889	$74,226,217

SS INNOVATIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For The Three months ended
	March 31, 2026	March 31, 2025

REVENUES
System sales	9,575,370	4,502,482
Instruments sale	1,151,228	477,208
Warranty sale	357,686	122,504
Lease income	17,082	18,416
Total revenue	$11,101,366	$5,120,610
Cost of revenue	(5,774,145)	(4,033,402)

GROSS PROFIT	5,327,221	1,087,208

OPERATING EXPENSES:
Research & development expense	995,440	1,010,095
Stock compensation expense	3,144,315	2,379,212
Depreciation and amortization expense	323,747	208,882
Selling, general and administrative expense	4,502,476	3,410,872
TOTAL OPERATING EXPENSES	8,965,978	7,009,061

Loss from operations	(3,638,757)	(5,921,853)

OTHER INCOME (EXPENSE):
Interest Expense	(284,051)	(379,905)
Interest and other income, net	491,589	620,405
TOTAL INCOME, NET	207,538	240,500

LOSS BEFORE INCOME TAXES	(3,431,219)	(5,681,353)
Income tax expense	151,352	-
NET LOSS	$(3,582,571)	$(5,681,353)

CONSOLIDATED STATEMENTS OF OTHER COMPREHENSIVE LOSS

NET LOSS	$(3,582,571)	$(5,681,353)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation loss	(1,557,111)	6,876
Retirement Benefit	4,781	15,838
RECLASSIFICATION ADJUSTMENTS:
Retirement Benefit (1)	3,056	-
Income tax effects relating to retirement benefit	(1,203)	-
TOTAL OTHER COMPREHENSIVE LOSS	(1,550,477)	22,714
TOTAL COMPREHENSIVE LOSS	$(5,133,048)	$(5,658,639)

(1)	These are reclassified to net loss and are included in other expense in the condensed consolidated statements of operations.

SS INNOVATIONS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Three months ended
	March 31, 2026	March 31, 2025
Cash flows from operating activities:

Net loss	$(3,582,571)	$(5,681,353)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	323,747	208,882
Operating lease expense	220,493	205,275
Interest Expense	43,555	155,015
Interest and other income, net	(415,465)	(140,928)
Deferred income tax benefit	(301,036)	-
Stock compensation expense	3,144,315	2,379,212
Provision for / (Reversal of) credit loss reserve, net	230,616	(422,711)
Provision for slow moving inventory	(6,248)	-

Changes in operating assets and liabilities:
Accounts receivable, net	(245,111)	1,275,750
Inventory, net	4,159	(5,082,673)
Deferred revenue	677,421	823,947
Prepaids and other assets	(2,066,322)	(1,003,604)
Accounts payable	(704,764)	1,329,028
Income taxes payable, net	323,014	-
Accrued expenses & other liabilities	256,441	48,331
Operating lease payment	(214,180)	(197,545)
Net cash used in operating activities	(2,311,936)	(6,103,374)

Cash flows from investing activities:
Purchase of property, plant and equipment	(54,189)	(872,804)
Net cash used in investing activities	(54,189)	(872,804)

Cash flows from financing activities:
Proceeds from bank overdraft facility (net)	(286,801)	(312,495)
Proceeds from Private Investment in Public Equity, net of transaction costs	18,446,498	-
Proceeds from issuance of convertible notes to principal shareholder	-	28,000,000
Repayment of convertible notes to principal shareholder, including interest	-	(4,212,637)
Repayment of convertible notes to other investors, including interest	-	(1,068,849)
Net cash provided by financing activities	18,159,697	22,406,019

Net change in cash	15,793,572	15,429,841
Effect of exchange rate on cash	(1,390,012)	25,412
Cash and cash equivalents at the beginning of the year	9,603,020	6,623,535
Cash and cash equivalents at end of the year	$24,005,680	$22,078,788